EXHIBIT 99.1


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    W. R. Berkley Corporation                          NEWS
    475 Steamboat Road                                 RELEASE
    Greenwich, Connecticut 06830
    (203) 629-3000
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     FOR IMMEDIATE RELEASE                             CONTACT:
                                                       Eugene G. Ballard
                                                       Chief Financial Officer
                                                       (203)629-3000



                  W.R. BERKLEY CORPORATION REPORTS 89% INCREASE
                   IN THIRD QUARTER NET INCOME TO $76 MILLION

     Greenwich, CT, October 27, 2003 -- W. R. Berkley Corporation (NYSE: BER) today reported third quarter net income of $76 million, or 87 cents per share, up from $41 million, or 52 cents per share, a year ago. Net operating income for the third quarter of 2003 was $74 million, or 84 cents per share, compared with $42 million, or 54 cents per share, for the third quarter of 2002. Per share amounts have been adjusted to reflect the 3-for-2 common stock split effected on August 27, 2003. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments, foreign currencies and discontinued business.



                                            Summary Financial Data
                                (Amounts in thousands, except per share data)


                                                         Third Quarter                 Nine Months
                                                         -------------                 -----------
                                                      2003           2002          2003           2002
                                                      ----           ----          ----           ----

Gross premiums written                             $1,106,280     $ 821,612     $3,180,248     $2,326,823
Net premiums written                                  939,677       687,990      2,707,193      1,923,078

Net income                                             76,469        40,544        244,012        102,314
Net income per share (diluted)                           0.87          0.52           2.79           1.30

Net operating income                                   74,037        41,944        204,426        107,616
Net operating income per share (diluted)               $ 0.84        $ 0.54         $ 2.34         $ 1.37

Third quarter highlights include:

o Net income increased 89% to $76 million compared with $41 million in the year-earlier period

o Net after-tax operating return on equity for the quarter was 22.2% on an annualized basis

o Net premiums written rose to $940 million, an increase of 37% from the comparable quarter of 2002

o GAAP combined ratio improved by 3.9 percentage points to 91.7% from 95.6% in the prior year period

o Cash flow from operations increased 38% to $420 million compared with $303 million in the year-earlier period

o    The paid loss ratio decreased to 36.2% from 47.3% in the prior year quarter

     Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "Third quarter results were outstanding despite the continued impact of low interest rates on our investment returns as well as modest initial operating losses from several new ventures.

     "Cash flow from operations grew to $420 million for the quarter, while the ratio of paid losses to earned premiums declined to 36 percent. The majority of our 37 percent premium growth came from price increases, with the remainder a result of increased policy count. In subsequent quarters, we expect the growth of our existing business to be supplemented by additional revenue as our new businesses mature.

     "We continue to expect interest rates to increase and have positioned our portfolio to opportunistically take advantage of this situation. Our investment portfolio exceeded $6 billion at quarter-end, including approximately $1.2 billion in cash. As of September 30, we had approximately $191 million of pre-tax unrealized gains in our portfolio, and our book value was just under $19 per share.

     "Our after-tax operating return on equity for the quarter exceeded 22 percent on an annualized basis, and stockholders' equity per share has increased
17.6 percent year-to-date. We continue to have the ability to raise prices, and expect that this will help us to maintain and enhance the current outstanding returns for the foreseeable future," Mr. Berkley concluded.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

     This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2003 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the ultimate results of the various pending legal and arbitration proceedings, the increased level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment results and potential impairment of invested assets, exchange rate and political risks, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, our exposure for terrorist acts, the availability of dividends from our insurance company subsidiaries, our successful integration of acquired companies or investment in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2003 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #


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


                                      Consolidated Financial Summary
                               (Amounts in thousands, except per share data)

                                            Third Quarter               Nine Months
                                            -------------               -----------
                                          2003         2002         2003           2002
                                          ----         ----         ----           ----

Revenues:
  Net premiums written                 $ 939,677    $ 687,990   $ 2,707,193    $ 1,923,078
  Change in unearned premiums           (104,097)    (119,519)     (365,019)      (363,453)
                                        ---------    ---------    ----------     ----------

    Premiums earned                      835,580      568,471     2,342,174      1,559,625
  Net investment income                   51,678       48,316       153,859        137,032
  Service fees                            25,475       21,650        76,854         62,767
  Realized investment gains (losses)       3,383        1,612        61,660         (1,812)
  Foreign currency gains (losses)             40         (984)       (1,154)        (1,046)
  Other income                               226        1,006         1,359          1,326
                                        ---------    ---------    ----------     ----------
    Total revenues                       916,382      640,071     2,634,752      1,757,892
                                        ---------    ---------    ----------     ----------

Expenses:
  Losses and loss expenses               533,201      368,763     1,491,244      1,015,879
  Other operating expenses               261,281      200,182       750,294        560,508
  Interest expense                        13,825       11,593        39,193         34,058
                                        ---------    ---------    ----------     ----------
     Total expenses                      808,307      580,538     2,280,731      1,610,445
                                        ---------    ---------    ----------     ----------

    Income before income taxes
     and minority interest               108,075       59,533       354,021        147,447

Income tax expense                       (30,744)     (19,470)     (107,960)       (51,255)
Minority interest                           (862)         481        (2,049)         6,122
                                        ---------    ---------    ----------     ----------

  Net income                            $ 76,469     $ 40,544     $ 244,012      $ 102,314
                                        =========    =========    ==========     ==========

Net income per share:
    Basic                                 $ 0.92       $ 0.54        $ 2.94         $ 1.36
    Diluted                               $ 0.87       $ 0.52        $ 2.79         $ 1.30

Average shares outstanding:
    Basic                                 83,183       75,294        83,025         75,120
    Diluted                               87,923       77,985        87,468         78,492



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


                                  Operating Results by Segment
                           (Amounts in thousands, except ratios (1))

                                            Third Quarter               Nine Months
                                            -------------               -----------
                                          2003         2002         2003           2002
                                          ----         ----         ----           ----

Specialty Insurance (2):
  Gross premiums written             $ 386,785      $ 273,394   $ 1,057,027    $   744,325
  Net premiums written                 350,278        242,558       958,062        654,751
  Premiums earned                      297,574        200,699       810,534        525,174
  Pre-tax income                        47,410         34,097       150,707         89,972
  Loss ratio                              65.8%          64.3%         63.1%          63.1%
  Expense ratio                           24.4%          25.7%         24.5%          27.1%
  GAAP combined ratio                     90.2%          90.0%         87.6%          90.2%

Alternative Markets:
  Gross premiums written             $ 157,400      $ 102,763   $   429,077    $   248,803
  Net premiums written                 127,688         89,134       355,593        215,771
  Premiums earned                      101,660         61,077       290,916        157,901
  Pre-tax income                        18,689         16,880        63,053         44,861
  Loss ratio                              70.5%          66.2%         68.7%          67.0%
  Expense ratio                           25.4%          31.9%         24.8%          30.3%
  GAAP combined ratio                     95.9%          98.1%         93.5%          97.3%

Reinsurance (2):
  Gross premiums written             $ 262,411      $ 184,025   $   768,165    $   526,757
  Net premiums written                 213,189        143,822       635,065        408,521
  Premiums earned                      198,145         99,167       557,254        246,005
  Pre-tax income                        17,154          6,729        37,283         17,555
  Loss ratio                              69.2%          73.0%         70.8%          72.7%
  Expense ratio                           28.5%          30.6%         29.5%          32.3%
  GAAP combined ratio                     97.7%         103.6%        100.3%         105.0%

Regional Insurance (3):
  Gross premiums written             $ 282,133      $ 236,212   $   871,962    $   711,217
  Net premiums written                 231,951        199,358       707,930        575,716
  Premiums earned                      222,389        183,424       634,683        512,067
  Pre-tax income                        40,905         26,736       107,171         67,736
  Loss ratio                              54.2%          58.8%         56.7%          61.2%
  Expense ratio                           32.3%          33.0%         31.6%          32.0%
  GAAP combined ratio                     86.5%          91.8%         88.3%          93.2%

International:
  Gross premiums written             $  17,551      $  13,045   $    54,017    $    73,236
  Net premiums written                  16,571         13,103        50,543         65,359
  Premiums earned                       15,812         14,967        48,787         74,357
  Pre-tax income (loss)                  1,887         (2,241)        4,889         (2,775)
  Loss ratio                              51.6%          62.1%         52.2%          59.4%
  Expense ratio                           39.2%          59.4%         42.1%          47.4%
  GAAP combined ratio                     90.8%         121.5%         94.3%         106.8%


                                                                     (Continued)
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

                                    Operating Results by Segment
                              (Amounts in thousands, except ratios (1))

                                            Third Quarter               Nine Months
                                            -------------               -----------
                                          2003         2002         2003           2002
                                          ----         ----         ----           ----

Total Continuing Segments:
  Gross premiums written             $ 1,106,280    $ 809,439   $ 3,180,248    $ 2,304,338
  Net premiums written                   939,677      687,975     2,707,193      1,920,118
  Premiums earned                        835,580      559,334     2,342,174      1,515,504
  Pre-tax income                         126,045       82,201       363,103        217,349
  Loss ratio                                63.8%        64.2%         63.7%          64.2%
  Expense ratio                             27.9%        30.6%         28.0%          31.0%
  GAAP combined ratio                       91.7%        94.8%         91.7%          95.2%

Discontinued Business:
  Gross premiums written             $         -    $  12,173   $         -    $    22,485
  Net premiums written                         -           15             -          2,960
  Premiums earned                              -        9,137             -         44,121
  Pre-tax loss                                 -       (3,282)            -         (7,936)

Corporate & Eliminations:
  Realized investment and foreign
   currency gains (losses)           $     3,423    $     628   $    60,506    $    (2,858)
  Interest and other, net                (21,393)     (20,014)      (69,588)       (59,108)
  Pre-tax loss                           (17,970)     (19,386)       (9,082)       (61,966)

Consolidated:
  Gross premiums written             $ 1,106,280    $ 821,612   $ 3,180,248    $ 2,326,823
  Net premiums written                   939,677      687,990     2,707,193      1,923,078
  Premiums earned                        835,580      568,471     2,342,174      1,559,625
  Pre-tax income                         108,075       59,533       354,021        147,447
  Loss ratio                                63.8%        64.9%         63.7%          65.1%
  Expense ratio                             27.9%        30.7%         28.0%          30.9%
  GAAP combined ratio                       91.7%        95.6%         91.7%          96.0%


(1) Underwriting ratios represent losses, loss expenses and underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses.

(2) Operating results for the prior periods have been restated to reflect two changes in the accounting presentation. First, operating results for Vela Insurance Services, Inc., an excess and surplus lines underwriting manager, were transferred from the reinsurance segment to the specialty segment as a result of a change in management responsibility for this business. Second, in the fourth quarter of 2002, the Company modified the presentation of reinsurance assumed from Lloyd's syndicates to reflect the Company's share of the reinsurance and brokerage costs paid by the syndicates. Previously, these amounts were netted against assumed premiums.

(3) For the third quarter of 2003 weather-related losses for the regional segment were $14 million compared with $12 million in the year-earlier period. For the first nine months of 2003, weather-related losses for the regional segment were $35 million compared with $34 million in the year-earlier period.



                                      Supplemental Information
                              (Amounts in thousands, except ratios (1))

                                            Third Quarter               Nine Months
                                            -------------               -----------
                                          2003         2002         2003           2002
                                          ----         ----         ----           ----

Components of net income:
Underwriting income                    $  69,540    $  25,286   $   194,751    $    61,358
Insurance services                         4,877        5,955        15,528         12,939
Net investment income                     51,678       48,316       153,859        137,032
Interest and other expenses              (21,443)     (20,652)      (70,623)       (61,024)
Realized investment and
  foreign currency gains (losses)          3,423          628        60,506         (2,858)
Income taxes and minority interest       (31,606)     (18,989)     (110,009)       (45,133)
                                       ----------   ----------  ------------   ------------
    Net income                         $  76,469    $  40,544   $   244,012    $   102,314
                                       ==========   ==========  ============   ============

Reconciliation of net operating income
 to net income:
Net operating income (1)                  74,037       41,944      204,426         107,616
Realized investment and foreign
  currency gains (losses), after tax       2,432          733       39,586            (144)
Discontinued business, after tax               -       (2,133)           -          (5,158)
                                       ----------   ----------  ------------   ------------
    Net income                         $  76,469    $  40,544   $  244,012     $   102,314
                                       ==========   ==========  ============   ============
Net operating return on equity,
  annualized (1)                            22.2%        18.0%        20.4%           15.4%

Cash flow from operations before
  change in trading account            $ 419,700    $  303,462  $1,016,119     $   542,916



                                         September 30, 2003    December 31, 2002
                                         ------------------    -----------------
Selected balance sheet information:
Total investments (2)                        $6,026,738           $4,663,100
Total assets                                  8,875,336            7,031,323
Reserves for losses and loss expenses         3,863,152            3,167,925
Senior debt                                     658,933              362,985
Trust preferred securities                      193,325              198,251
Stockholders' equity (3)                      1,578,446            1,335,199
Shares outstanding                               83,255               82,835
Stockholders' equity per share                    18.96                16.12


(1) Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments, foreign currencies and discontinued business. Management believes that excluding investment and foreign currency gains, which result primarily from changes in general economic conditions, and excluding results of businesses that have been discontinued provides a useful indicator of trends in the Company's underlying and on-going operations. Net operating return on equity represents net operating income expressed as a percentage of beginning of year stockholders' equity, adjusted for stock transactions and expressed on an annualized basis.

(2) Investments include accounts receivable from brokers and clearing organizations and securities sold but not yet purchased.

(3) Stockholders' equity includes after-tax unrealized gains from investments and foreign exchange of $111 million and $105 million as of September 30, 2003 and December 31, 2002, respectively.